Exhibit 99.2

Global Net Lease to Merge with The Necessity Retail REIT Internalize Management Enhances Corporate Governance May 23, 2023 Pictured – McLaren Campus in Woking, U.K.

FORWARD LOOKING STATEMENTS 1 The statements in this presentation that are not historical facts may be forward - looking statements. These forward - looking statements involve risks and uncertainties that could cause actual results or events to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward - looking statement, although not all forward - looking statements contain these identifying words. Any statements referring to the future value of an investment in GNL, including the adjustments giving effect to the Merger and the Internalization as described in this presentation, as well as the potential success that GNL may have in executing the Merger and Internalization, are also forward - looking statements. There are a number of risks, uncertainties and other important factors that could cause GNL’s actual results, or GNL’s actual results after making adjustments to give effect to the Merger and the Internalization, to differ materially from those contemplated by such forward - looking statements, including but not limited to: (i) GNL’s and RTL’s ability to complete the proposed Merger and Internalization on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the proposed transaction, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement relating to the proposed Transactions, (iii) ability of GNL to obtain lender consent to amend its Second Amended and Restated Credit Facility or any other Company loan agreement, if at all, or on terms favorable to the Company, (iv) risks related to the potential repeal of GNL’s Stockholder Rights Plan; (v) risks related to the decrease in the beneficial ownership requirements of GNL’s applicable classes and series of stock; (vi) risks related to diverting the attention of GNL’s and RTL’s management from ongoing business operations, (vii) failure to realize the expected benefits of the proposed Transactions, (viii) significant transaction costs and/or unknown or inestimable liabilities, (ix) the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay, (x) the risk that RTL’s business will not be integrated successfully or that such integration may be more difficult, time - consuming or costly than expected, (xi) risks related to future opportunities and plans for the GNL Post - closing, including the uncertainty of expected future financial performance and results of GNL Post - closing following completion of the proposed Transactions, (xii) the effect of the announcement of the proposed transaction on the ability of GNL and RTL to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships, (xiii) the effect of any downgrade of the GNL’s or RTL’s corporate rating or to any of their respective debt or equity securities; (xiv) risks related to the market value of the GNL’s common stock to be issued in the proposed Transactions; (xv) other risks related to the completion of the proposed Transactions, (xvi) potential adverse effects of the ongoing global COVID - 19 pandemic, including actions taken to contain or treat the COVID - 19, on the Company, the Company’s tenants and the global economy and financial market, as well as the additional risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GNL’s Annual Report on Form 10 - K for the year ended December 31, 2022 filed with the SEC on February 23, 2023, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports . Further, forward - looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward - looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law . This presentation contains certain statements that are the Company’s and Management’s hopes, intentions, beliefs, expectations, or projections of the future and might be considered to be forward - looking statements under Federal Securities laws. Prospective investors are cautioned that any such forward - looking statements are not guarantees of future performance, and involve risks and uncertainties. The Company’s actual future results may differ significantly from the matters discussed in these forward - looking statements, and we may not release revisions to these forward - looking statements to reflect changes after we’ve made the statements. If the Company updates one or more forward - looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward - looking statements.

P R OJECTIONS 2 This presentation also includes estimated projections of future operating results. These projections are not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. All such statements, including but not limited to estimates of value accretion, synergies, run - rate figures and results of future operations after making adjustments to give effect to the Merger and the Internalization reflect assumptions as to certain business decisions and events that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized, or that the transactions described in this presentation, including but not limited to the Merger and the Internalization, will be realized at all. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the Company and other factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10 - K for the year ended December 31, 2022 filed with the SEC on February 23, 2023, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. This presentation also contains estimates and information concerning our industry and tenants, including market position, market size and growth rates of the markets in which we operate, that are based on industry publications and other third - party reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2022 filed with the SEC on February 23 , 2023 , and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports . Credit Ratings A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each rating agency has its own methodology of assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

ADDITIONAL INFORMATION AND WHERE TO FIND IT 3 In connection with the proposed Merger and Internalization and the related proposed transactions, GNL intends to file with the SEC a registration statement on Form S - 4, which will include a document that serves as a prospectus of GNL and a joint proxy statement of GNL and RTL (the “joint proxy statement/prospectus”). Each party also plans to file other relevant documents with the SEC regarding the Merger and the Internalization and all related proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE INTERNALIZATION AND THE RELATED PROPOSED TRANSACTIONS. Investors and securityholders may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by GNL with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by GNL with the SEC will be available free of charge on GNL’s website at www.globalnetlease.com or by contacting GNL’s Investor Relations at investorrelations@globalnetlease.com. Participants in the Proxy Solicitation GNL, RTL, GNL OP, RTL OP, Advisor Parent, GNL Advisor and RTL Advisor, and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about directors and executive officers of GNL is available in the GNL proxy statement for its 2023 Annual Meeting, which was filed with the SEC on April 10, 2023. Information about directors and executive officers of RTL is available in the RTL proxy statement for its 2023 Annual Meeting, which was filed with the SEC on April 10, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transactions when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from GNL and RTL as indicated above.

STRATEGIC RATIONALE AND BENEFITS OF MERGER AND INTERNALIZATION

GNL GLOBAL NET LEASE

Sector Leading Diversified Net Lease REIT	• Considerably increases size, scale, and prominence of Global Net Lease, Inc. ("GNL") with $9.6 billion of real estate assets on a combined company basis(1)(5) • Global Net Lease, Inc. post-closing ("GNL Post Closing") will be the 3rd largest publicly-traded net lease REIT with a global presence and the 4th largest publicly-traded net lease REIT(5)
Enhanced Portfolio	• Greater diversity by geography, asset type, tenant, and industry, spanning industrial, retail, and office assets across North America and Europe • Concentration risk mitigated through new tenants, property types, and markets with limited integration risk
Positioned for Growth	• Deeper tenant relationships and the ability to leverage GNL and The Necessity Retail REIT, Inc. ("RTL") track records of sourcing additional acquisitions and strong leasing growth • Larger asset base allows for greater balance sheet flexibility and ability to grow and optimize portfolio • Scaled post-closing capital structure enables greater access to capital
Immediate AFFO Accretion and Reduced Leverage	• +9% accretive relative to GNL's Q1'23 AFFO per share on an annualized basis(2)(5)(6)(7) • Net debt to adj. annualized EBITDA reduced from 8.3x in Q1'23 to estimated 7.6x in Q4'23(3)(5)(6)
Company Enhances Corporate Governance; GNL Intends to:	• Opt out of the classified board provision of the Maryland Unsolicited Takeovers Act ("MUTA") • Declassify its Board of Directors, so that seven of the nine directors would stand for election to annual terms at the 2024 annual meeting of stockholders, and all nine directors would stand for election to annual terms at the 2025 annual meeting • Repeal Company's Stockholder Rights Plan (commonly referred to in the industry as a "poison pill") • Amend bylaws to delete the requirement that up to two board members to be "managing directors"
Internalization of Management to Support Scaled Platform(5)	• Supplements accretion from Merger synergies by eliminating all management fees • Significantly reduced operating expense increases cash flow to fund debt repayment, acquisitions, and increase dividend coverage • Internally managed peers trade at a 14.3x 2023E AFFO multiple compared to 7.1x for externally managed net lease REITs(4)(7)

Source: FactSet. Note: Balance sheet and portfolio metrics as of March 31, 2023, unless otherwise noted. Market data as of May 23, 2023.

1. *Based on total gross book value of real estate of the combined company.*
2. *% accretion based on estimated Q4'23 annualized AFFO per share, which gives effect to Merger and Internalization.*
3. *Estimated Q4'23 net debt to annualized adjusted EBITDA affected by the Merger and Internalization.*
4. *Internally managed peers include ADC, BNL, GTY, EPRT, FCPT, LXP, NNN, NTST, O, SRC, and WPC. Externally managed net lease REITs include GNL, GOOD, OPI, PINE, and RTL.*
5. *Please see Disclaimers at the front of this presentation for important information regarding as adjusted figures giving effect to the Merger and the Internalization. There can be no assurance that any of these projected synergies, value accretion estimates or combined future results of operations will be realized.*
6. *Please see Disclaimers at back of this presentation for a definition of all non-GAAP measures and a reconciliation to the Company's nearest GAAP measure.*
7. *Please see Disclaimers at the back of this presentation for a definition of AFFO. While we consider AFFO a useful indicator of our performance, we do not consider AFFO as an alternative to net income (loss) or as a measure of liquidity. Furthermore, other REITs may define AFFO differently than we do, including RTL. Projected AFFO per share data included in this presentation is for informational purposes only and should not be relied upon as indicative of future dividends or as a measure of future liquidity.*

4

TRANSACTION OVERVIEW

GNL GLOBAL NET LEASE

Transaction Details(2)(3)	• All stock merger between GNL and RTL, with GNL Post-closing as the surviving entity (the "Merger") • RTL stockholders will receive 0.670 shares of GNL for each common share of RTL, representing a total consideration of $7.08 per share and a 35% premium to RTL's 30-day VWAP(1) • Total transaction value of $4 billion • GNL and RTL to internalize both external REIT asset and property managers in conjunction with Merger (the "Internalization") • Post-closing ownership of approximately 45% for existing GNL stockholders, approximately 39% for existing RTL stockholders, and up to 17% for the owner of the former external manager or certain of its owners(1)
Anticipated Synergies and Cost Savings(2)	• Anticipated annual cost savings of approximately $54mm realized immediately upon internalization and an additional approximately $21mm realized within 12 months of transaction close from Merger synergies, totaling approximately $75 million in expected annual savings • Operating expense savings to reduce leverage over time
Dedicated Management and Board	• Current GNL CEO Jim Nelson and current RTL CEO Mike Weil to be co-CEOs. Mike Weil will be sole CEO upon Jim Nelson's retirement in April 2024. Chris Masterson to remain CFO • Majority-independent Board of Directors with three independent RTL Board members joining GNL's Board • GNL's current independent chairperson remaining in her position
Dividend(2)	• GNL expects the quarterly dividend policy to be set at $0.354 per share ($1.42 per share, annualized). Q4'23 AFFO expected to be $0.42 per share ($1.68 per share, annualized)(4)(5) • After giving affect to the Merger and the Internalization, current RTL stockholders expected to receive a 12% increase to the quarterly dividend they currently receive from RTL
Expected Close	• Q3'23, subject to certain closing conditions, including approval by the stockholders of GNL and RTL, successful obtainment of lender consent of GNL's Credit Facility, and other related lender consents(2) • The Merger and the Internalization and any related transactions are expected to occur on the closing date

Note: Market data as of May 23, 2023.

1. *Based on share count as of March 31, 2023 and includes common shares, operating partnership units, unvested restricted shares, unvested restricted stock units, and long-term performance units.*
2. *Please see Disclaimers at the front of this presentation for important information regarding as adjusted figures giving effect to the Merger and the Internalization. There can be no assurance that any of these projected synergies, value accretion estimates or combined future results of operations will be realized.*
3. *In connection with the Transactions, the aggregate share ownership limit for the Company's charter will be reduced to 8.9%. In addition, GNL has granted a waiver to the former external manager and certain owners thereof to own more than the 8.9% limit, effective at the closing of the Transactions.*
4. *Please see Disclaimers at back of this presentation for a definition of all non-GAAP measures and a reconciliation to the Company's most directly comparable GAAP measure.*
5. *Please see Disclaimers at the back of this presentation for a definition of AFFO. While we consider AFFO a useful indicator of our performance, we do not consider AFFO as an alternative to net income (loss) or as a measure of liquidity. Furthermore, other REITs may define AFFO differently than we do, including RTL. Projected AFFO per share data included in this presentation is for informational purposes only and should not be relied upon as indicative of future dividends or as a measure of future liquidity.*

5

INTERNALIZATION OVERVIEW

GNL GLOBAL NET LEASE

GNL and RTL are internalizing management in conjunction with the Merger.
GNL Post-closing expected to realize significant costs savings and potential trading multiple expansion

Benefits of Internalization(1)

- Approximately $54mm cost efficiency created from elimination of all management fees, supplementing accretion from Merger synergies
- Significantly reduced operating expense expected to increase cash flow to fund debt repayment, acquisitions, and increase dividend coverage
- Seamless transition of asset management, property management, acquisitions, leasing, capital markets, accounting, and executive teams totaling approximately 75 employees
- Internally managed REITs historically trade at higher AFFO multiples and have higher institutional investor ownership
- Potential trading multiple expansion would reduce GNL Post-closing cost of capital and increase spread between WACC and acquisition yields

Timing(1)

- GNL and RTL to internalize both external asset and property managers in conjunction with Internalization(2)
- Internalization cost will consist of $325mm of stock and $50mm in cash

Internally Managed Peers(3) | **Externally Managed REITs(3)**

Price to 2023E AFFO Multiples(4)(5)



16.9x
16.6x
15.4x
15.2x
15.0x
14.9x
14.8x
13.2x
12.9x
11.3x
11.0x
Average: 14.3x
LXP
ADC
FCPT
GTY
O
NTST
EPRT
NNN
WPC
BNL
SRC
10.5x
9.4x
6.8x
5.3x
3.2x
Average: 7.1x
PINE
GOOD
GNL
RTL
OPI

Institutional Investor Ownership(6)



100%
100%
100%
100%
100%
99%
97%
92%
88%
84%
67%
Average: 93%
NTST
ADC
EPRT
FCPT
GTY
SRC
LXP
NNN
BNL
O
WPC
81%
74%
65%
58%
46%
Average: 65%
OPI
GNL
PINE
RTL
GOOD

Source: Company filings, FactSet, S&P Global. Note: Market data as of May 23, 2023.

1. *Please see Disclaimers at the front of this presentation for important information regarding as adjusted figures giving effect to the Merger and the Internalization. There can be no assurance that any of these projected synergies, value accretion estimates or combined future results of operations will be realized.*
2. *Internalization is expected to occur substantially concurrently with the closing of the Merger.*
3. *Internal versus external management status as identified by public company filings.*
4. *Please see Disclaimers at the back of this presentation for a definition of AFFO. While we consider AFFO a useful indicator of our performance, we do not consider AFFO as an alternative to net income (loss) or as a measure of liquidity. Furthermore, other REITs may define AFFO differently than we do, including RTL. Projected AFFO per share data included in this presentation is for informational purposes only and should not be relied upon as indicative of future dividends or as a measure of future liquidity.*
5. *2023E AFFO multiples based on mean of consensus estimates.*
6. *Calculated based on institutional ownership divided by the company's total float. Institutional ownership greater than 100% is illustratively capped at 100% and attributed to shares sold short, misrepresented positions in filings, and / or overlapping filing periods.*

6

SUBSTANTIAL IDENTIFIED MERGER SYNERGIES AND INTERNALIZATION SAVINGS

Category	Estimated Annual Savings	Description
Internalization Savings	Approximately $54 million immediate at transaction close(2)	• Elimination of asset management fees, property management fees, incentive fees, equity issuance fees, and reimbursable expenses net of internalized employee compensation, rent and overhead, and retained 3rd party services
Merger Synergies	Approximately $21 million run-rate(2)	• Corporate consolidation, public company cost savings, and elimination of other duplicative services
Net Savings	**Approximately $75 million**	

100% of synergies are expected to be realized immediately upon Internalization and through the first 12 months of closing(2)

GNL Post-closing G&A Efficiency(1)(2)



GNL Post-closing(2)
4%
6%
6%
7%
7%
9%
11%
11%
12%
14%
16%
16%
18%
20%
GNL GLOBAL NET LEASE
AGREE REALTY
SPIRIT
BROADSTONE
FCPT
LXP INDUSTRIAL TRUST
GNL GLOBAL NET LEASE
Getty Realty
NETSTREIT

Note: Balance sheets as of March 31, 2023, unless otherwise noted.

1. *Calculated using March 31, 2023 general and administrative ("G&A") expense, annualized, divided by straight-line rent for GNL, RTL, and GNL Post-closing and annualized base rent for peers. GNL Post-closing G&A represents estimated next twelve months G&A as of 09/30/2023E, assuming concurrent closing of the Merger and Internalization on the same date.*
2. *Please see Disclaimers at the front of this presentation for important information regarding as adjusted figures giving effect to the Merger and the Internalization. There can be no assurance that any of these projected synergies, value accretion estimates or combined future results of operations will be realized.*

7

KEY METRICS MADE EVEN STRONGER THROUGH COMBINATION

GNL GLOBAL NET LEASE

"GNL Post-closing"(1)

	GNL Global Net Lease	The Necessity Retail REIT	GNL Global Net Lease + The Necessity Retail REIT
Gross Book Value of Real Estate ($ millions)	$4,607	$5,008	**$9,615**
Net Debt / Annualized Adj. EBITDA(2)	8.3x	9.6x	**7.6x(3)**
Number of Properties	317	1,039	**1,356**
Square Feet (millions)	39.6	27.6	**67.1**
Total Straight-Line Rent ($ millions)(4)	$361	$375	**$736**
% Leased	98%	93%	**96%**
Weighted Average Remaining Lease Term(5)	7.8 Years	5.9 Years(6)	**7.0 Years**
% of Leases with Rent Escalators	95%	65%	**80%**
% Retail / Industrial / Office(7)	5% / 55% / 40%	91% / 8% / 1%	**49% / 31% / 20%**
Top 10 Tenant Concentration(7)	32%	29%	**19%**
Top 10 Industry Concentration(7)	60%	58%	**43%**
% Investment Grade Tenants(7)(8)	60%	49%	**55%**

Note: Balance sheet and portfolio metrics as of March 31, 2023, unless otherwise noted.

1. *Please see Disclaimers at the front of this presentation for important information regarding as adjusted figures giving effect to the Merger and the Internalization. There can be no assurance that any of these projected synergies, value accretion estimates or combined future results of operations will be realized.*
2. *Please see Disclaimers at back of this presentation for a definition of all non-GAAP measures and a reconciliation to the Company's most directly comparable GAAP measure.*
3. *Standalone GNL and RTL represent Q1'23 net debt to annualized adjusted EBITDA. GNL Post-closing represents estimated Q4'24 net debt to annualized adjusted EBITDA with affect for the Merger and Internalization.*
4. *For Q1'23, calculated as of March 31, 2023, using annualized straight-line rent ("SLR") converted from local currency into USD as of March 31, 2023 for the in-place lease on the property on a straight-line basis, includes tenant concessions such as free rent, as applicable.*
5. *For Q1'23, calculated as of March 31, 2023, using square feet.*
6. *Historical Weighted Average Remaining Lease Term restated based on square footage rather than SLR.*
7. *Metric based on annualized SLR as of March 31, 2023.*
8. *As used herein, Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Multi-tenant portfolio includes credit ratings for tenants who occupy 10,000 square feet or more.*

8

$44,128 $18, 9 00 $4,607 SECTOR LEADING DIVERSIFIED NET LEASE REIT Gross Book Value of Real Estate ($ in millions) Source: Company filings. Note: Balance sheets as of March 31, 2023, unless otherwise noted. 1. Please see Disclaimers at the front of this presentation for important information regarding as adjusted figures giving effect to the Merger and the Internalization. There can be no assurance that any of these projected synergies, value accretion estimates or combined GNL becomes the 3 rd largest net lease REIT with a global presence GNL Post - closing (1) $9,615 future results of operations will be realized. 9

THIRD LARGEST NET LEASE REIT WITH A GLOBAL PRESENCE

GNL GLOBAL NET LEASE

GNL Post-closing Geographic Exposure[(1)]



PACIFIC NORTHWEST
WA
OR
ID
MT
WY
ND
SD
NE
KS
MN
IA
MO
WI
MI
IL
IN
OH
KY
PA
WV
VA
NY
VT
ME
NB
NEW BRUNSWICK
NORTHEAST
NH
MA
RI
CT
NJ
DE
MD
DC
MID-ATLANTIC
NC
SC
TN
GA
AL
MS
FL
SOUTH EAST
AR
LA
OK
TX
SOUTHWEST
CA
NV
UT
CO
AZ
NM
PACIFIC SOUTHWEST
AK
FIN
NETH
LUX
UK
CI
GER
FR
ITL
SP

United States / Canada

- Southeast – 23.3% of SLR
- Midwest – 20.6% of SLR
- Mid-Atlantic – 13.0% of SLR
- Southwest – 10.7% of SLR
- Northeast – 5.9% of SLR
- Pacific Southwest – 6.3% of SLR
- Pacific Northwest – 0.6% of SLR
- New Brunswick, Canada – 0.4% of SLR

US / Canada Total – 80.9% of SLR

Europe

- United Kingdom – 10.7% of SLR
- Netherlands – 2.2% of SLR
- Finland – 1.9% of SLR
- Germany – 1.4% of SLR
- France – 1.0% of SLR
- Channel Islands – 0.8% of SLR
- Luxembourg – 0.8% of SLR
- Italy – 0.3% of SLR
- Spain – 0.1% of SLR

Europe Total – 19.1% of SLR

Source: Company filings. Note: Portfolio metrics as of March 31, 2023, unless otherwise noted.

1. *Please see Disclaimers at the front of this presentation for important information regarding as adjusted figures giving effect to the Merger and the Internalization. There can be no assurance that any of these projected synergies, value accretion estimates or combined future results of operations will be realized.*

10

BENEFITS OF SCALE – LARGER REITS TRADE AT HIGHER MULTIPLES

Benefits of Scale

- REITs with scale trade at higher AFFO multiples, have more research analyst coverage, and have higher institutional investor ownership
- Larger asset base allows greater balance sheet flexibility and ability to grow and optimize portfolio
- Able to acquire larger assets and portfolios with reduced risk of concentration
- Capital structure of GNL Post-closing enables greater access to capital and liquidity
- Reduced risk through greater diversity by geography, asset type, tenant, and industry
- Improved operating efficiency as fixed operating expenses are spread over a larger asset base

Price to 2023E AFFO Multiples[1]



16.9x
16.6x
15.4x
15.2x
15.0x
14.9x
14.8x
13.2x
12.9x
11.3x
11.0x
Average: 14.3x
Average: 6.0x
6.8x
5.3x
LXP INDUSTRIAL TRUST
AGREE REALTY
FCPT
Getty Realty
NETSTREIT
BROADSTONE
SPIRIT
GNL GLOBAL NET LEASE

2023E AFFO Payout Ratio[1][2]



Dividend Yield
83%
81%
79%
79%
77%
76%
74%
74%
68%
67%
66%
Average: 75%
5%
5%
6%
7%
5%
5%
7%
4%
5%
5%
4%
104%
96%
84%
15%
18%
13%
LXP INDUSTRIAL TRUST
FCPT
BROADSTONE
Getty Realty
SPIRIT
AGREE REALTY
NETSTREIT
GNL GLOBAL NET LEASE
GNL GLOBAL NET LEASE
Post-closing

Source: Company filings, company websites, FactSet, S&P Global. Note: Market data as of May 23, 2023.

1. *2023E AFFO multiples based on mean of consensus estimates. 2023E AFFO payout ratio based on most recent period dividend per share, annualized, divided by 2023E AFFO multiples.*
2. *Please see Disclaimers at the back of this presentation for a definition of AFFO. While we consider AFFO a useful indicator of our performance, we do not consider AFFO as an alternative to net income (loss) or as a measure of liquidity. Furthermore, other REITs may define AFFO differently than we do, including RTL. Projected AFFO per share data included in this presentation is for informational purposes only and should not be relied upon as indicative of future dividends or as a measure of future liquidity.*

11

DIVERSIFIED AND STABLE TENANT BASE

GNL GLOBAL NET LEASE

Post-closing Asset Diversification(3)

Total Portfolio Annualized SLR by Segment


Multi-Tenant Retail
27%
Single-Tenant
Industrial / Distribution
31%
$735.8
million
Single-Tenant Office
20%
Single-Tenant Retail
22%

Single-Tenant Portfolio


Industrial / Distribution
42%
$536.4
million
Office
28%
Retail
30%

Multi-Tenant Portfolio


Power Center
58%
$199.4
million
Grocery
Anchored
21%
Anchored
Center
21%

Post-closing Credit Rating(1)(2)(3)


Not Rated
8%
Investment Grade
55%
Non-Investment
Grade
37%

Post-closing Industry Exposure(1)(3)


Financial Services, 6%
Healthcare, 6%
Auto Manufacturing, 6%
Discount Retail, 5%
Specialty Retail, 4%
Gas/Convenience, 4%
Home Improvement, 3%
Consumer Goods, 3%
Freight, 3%
Quick Service Restaurant, 3%
All Other, 57%

Note: Portfolio metrics as of March 31, 2023, unless otherwise noted.

1. *Metric based on annualized SLR as of March 31, 2023. Refer to SLR definition included in the footnotes on slide 8.*
2. *Refer to Investment Grade Rating definition included in the footnotes on slide 8.*
3. *Please see Disclaimers at the front of this presentation for important information regarding as adjusted figures giving effect to the Merger and the Internalization. There can be no assurance that any of these projected synergies, value accretion estimates or combined future results of operations will be realized.*

12

DIVERSIFIED AND STABLE TENANT BASE (CONT'D)

GNL GLOBAL NET LEASE

Top ten tenant exposure reduced to 19.2% of SLR with no single tenant accounting for more than 2.7%

Top Ten Tenants GNL

Tenant	Credit Rating	Country	Property Type	% of SLR[1]
McLaren	Caa1(Moody's) / B- (Fitch)	U.K.	Industrial	5.3%
FedEx	Baa2**	U.S. / Canada	Distribution	3.9%
Whirlpool	Baa1	U.S. / Italy	Industrial / Distribution	3.7%
GSA U.S. General Services Administration	Aaa**	U.S.	Office	3.3%
amec foster wheeler	Baa3*	U.K.	Office	3.1%
FCA Fiat Chrysler Automobiles	Baa2*	U.S.	Industrial / Distribution	2.8%
ING	Aa3	NETH	Office	2.7%
Broadridge	Baa1	U.S.	Industrial	2.6%
Penske	Baa2	U.S.	Distribution	2.4%
Finnair	Aa1**	FIN	Industrial	2.3%

Top Ten Tenants Represent 32.1% of SLR[1]

Top Ten Tenants GNL Post-closing[2]

Tenant	Credit Rating	Country	Property Type	% of SLR[1]
FedEx	Baa2**	U.S. / Canada	Distribution	2.7%
McLaren	Caa1(Moody's) / B- (Fitch)	U.K.	Industrial	2.6%
Fresenius Medical Care	Baa3	U.S.	Retail	2.0%
Mountain Express Oil Company[3]	Ba3*	U.S.	Retail	1.8%
Whirlpool	Baa1	U.S. / Italy	Industrial / Distribution	1.8%
The Home Depot	A2	U.S.	Retail	1.8%
Americold	Baa3	U.S.	Retail	1.7%
Truist	A3	U.S.	Retail	1.7%
GSA U.S. General Services Administration	Aaa**	U.S.	Office	1.6%
amec foster wheeler	Baa3*	U.K.	Office	1.5%

Post-closing Top Ten Tenants Represent 19.2% of SLR[1]

*Note: Portfolio metrics as of March 31, 2023, unless otherwise noted. Ratings information is as of March 31, 2023. *Represents Moody's Implied Rating. ** Represents Tenant Parent Rating even if not a guarantor on the lease.*

1. *Metric based on annualized SLR as of March 31, 2023. Refer to SLR definition included in the footnotes on slide 8.*
2. *Please see Disclaimers at the front of this presentation for important information regarding as adjusted figures giving effect to the Merger and the Internalization. There can be no assurance that any of these projected synergies, value accretion estimates or combined future results of operations will be realized.*
3. *Mountain Express Oil Company filed for Chapter 11 bankruptcy protection in March 2023. Bankruptcy proceedings are ongoing and we have not yet been notified of any lease rejections, although there is a pending motion to reject 28 of these leases. Accordingly, we have not accounted for any lease terminations at this time. We are actively marketing to re-lease or dispose of some or all of these properties.*

13

17% 19% 19% 19% 22% 27% 29% 32% 32% 33% 38% 51% 74% 75% DIVERSIFIED AND STABLE TENANT BASE (CONT’D) Top 10 Tenants Percentage of Total SLR (1)(2) Source: Company filings, company websites, FactSet, S&P Global. Note: Portfolios metrics as of March 31, 2023, unless otherwise noted. 1. 2. 3. Please see Disclaimers at the front of this presentation for important information regarding as adjusted figures giving effect to the Merger and the Internalization. There can be no assurance that any of these projected synergies, value accretion estimates or combined future results of operations will be realized. Refer to SLR definition included in the footnotes on slide 8. Metric based on annualized SLR for GNL, RTL, and GNL Post - closing as of March 31, 2023. peers based on annualized base rent. Industries as identified by each REIT. Industry Diversification by Total SLR (1)(2)(3) 6% 10% 11% 11% 13% 14% 15% 16% 17% 21% 23% 85% 71% Sector leading diversification of SLR reduces risk and positions GNL Post - closing favorably relative to peers GNL Post - closing has the lowest exposure to a single industry GNL Post - closing 8% GNL Post - closing 14

GNL POST-CLOSING CAPITALIZATION

GNL GLOBAL NET LEASE

Balance Sheet Highlights

- Plan to maintain conservative financial and credit policies and expect to further de-lever the balance sheet through operating expense savings, potential non-core asset sales, organic NOI growth, and dividend policy revision
- Operating expense savings from Merger and Internalization to reduce leverage over time
- Focus on transitioning to a predominantly unsecured capital structure
- Multi-currency and majority fixed rate debt reduces balance sheet risk[1]
- Expected Q1'23 weighted average debt maturity of 3.7 years and interest rate of 4.4% after giving effect to the Merger and Internalization[2][3]

Net Debt to Adjusted Annualized EBITDA[4][6][7]



8.3x
9.6x
7.6x
GNL GLOBAL NET LEASE
THE NECESSITY RETAIL REIT
GNL GLOBAL NET LEASE
Post-closing(5)

Expected Q1'23 Debt Maturity Schedule for GNL Post-closing After Giving Effect to the Merger and Internalization[2]

% of Total Debt	*10.1%*	*7.6%*	*13.3%*	*26.0%*	*12.9%*	*30.1%*

($ in millions)



$538
$402
$707
$117
$1,266
$184
$500
$1,098
$500
2023
2024
2025
2026
2027
Thereafter
Credit Facility
Senior Notes
Mortgages

1. *Fixed rate debt includes floating rate debt fixed by swaps.*
2. *Q1-23 capital structure is based on RTL and GNL outstanding principal balance and effective interest rates as of March 31, 2023 adjusted for the Merger and Internalization. Merger and Internalization adjustments assume GNL assumes all RTL debt aside from RTL's credit facility. GNL will seek to amend its credit facility, exercise the accordion, and draw $818mm to fund repayment of RTL credit facility and internalization payment. Other transaction costs not included.*
3. *Weighted average debt maturity based on outstanding principal balance of the debt as of March 31, 2023.*
4. *Standalone GNL and RTL represent Q1'23 net debt to annualized adjusted EBITDA.*
5. *GNL Post-closing represents estimated period end Q4'23 net debt to annualized adjusted EBITDA with affect for the Merger and Internalization.*
6. *Please see Disclaimers at the front of this presentation for important information regarding as adjusted figures giving effect to the Merger and the Internalization. There can be no assurance that any of these projected synergies, value accretion estimates or combined future results of operations will be realized.*
7. *Please see Disclaimers at back of this presentation for a definition of all non-GAAP measures and a reconciliation to the Company's most directly comparable GAAP measure.*

15

LEADERSHIP OVERVIEW

GNL GLOBAL NET LEASE

Management



James Nelson, *Co-Chief Executive Officer*

- Currently CEO of GNL
- Joined GNL Board in March 2017
- Currently serves Chairman of the Board of Xerox Holdings Corporation. Also currently serves as an independent director and chair of the audit committee for Chewy, Inc.



Michael Weil, *Co-Chief Executive Officer*

- Currently CEO of RTL
- Previously served as Senior VP of sales and leasing for American Financial Realty Trust
- Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA)



Chris Masterson, *Chief Financial Officer*

- Currently Chief Financial Officer of Global Net Lease
- Previously served as Chief Accounting Officer of GNL
- Past experience includes accounting positions with Goldman Sachs and KPMG

Highly experienced leadership team and majority independent Board of Directors

Board of Directors

Independent Directors



Sue Perrotty, *Non-Executive Chairperson of the Board of Directors*

- Currently serves as President and Chief Executive Officer of AFM Financial Services and Tower Health



Therese Antone, *Independent Director*

- Currently serves as the Chancellor of Salve Regina University since her appointment in 2009



Lisa Kabnick, *Independent Director*

- Currently serves as senior advisor for Troutman Pepper Hamilton Sanders LLP



Leslie Michelson, *Independent Director*

- Currently serves as lead independent director of Franklin BSP Franklin Lending Corporation



Stanley Perla, *Independent Director*

- Previously served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc



Edward Rendell, *Independent Director*

- Previously served as the 45th Governor of the Commonwealth of Pennsylvania and as the Mayor of Philadelphia



Abby Wenzel, *Independent Director*

- Previously served as co-chair of Cozen O'Connor's Real Estate Group

Inside Directors



James Nelson, *Director*

- Refer to "Management" section for James Nelson's biography



Michael Weil, *Director*

- Refer to "Management" section for Michael Weil's biography

16

Opt out of the classified board provision of the Maryland Unsolicited Takeovers Act (“MUTA”) Declassify its Board of Directors, so that seven of the nine directors would stand for election to annual terms at the 2024 annual meeting of stockholders, and all nine directors would stand for election to annual terms at the 2025 annual meeting Repeal Company’s Stockholder Rights Plan (commonly referred to in the industry as a “poison pill”) Amend bylaws to delete the requirement that up to two board members to be “managing directors” At the time of, and subject to the close of the Merger and the Internalization, GNL will enhance its corporate governance by committing to the following actions: GOVERNANCE UPDATE 17

KEY TAKEAWAYS 18 Stockholders in GNL Post - closing expected to realize value through an enhanced portfolio, increased diversification, and substantial cost savings (1) +9% accretive relative to GNL’s Q1’23 AFFO per share on an annualized basis (2)(3) Substantial immediate and longer - term cost savings and earnings accretion – Approximately $54 million realized immediately at transaction close from Internalization and approximately $21 million realized within 12 months of transaction close from Merger synergies Net debt to annualized adjusted EBITDA reduced from 8.3x in Q1'23 to estimated 7.6x in Q4’23 (3) Enhanced portfolio with greater diversity by geography, asset type, tenant, and industry, spanning industrial, retail, and office assets across North America and Europe. Largest tenant contributes only 2.7% of total SLR (4) 3 rd largest net lease REIT with a global presence with significantly increased size, scale, and prominence Positioned for growth through broadened acquisition capabilities and larger asset base that enables greater balance sheet flexibility and ability to grow and optimize portfolio Internalized management supplements accretion from Merger synergies by eliminating all management fees Enhanced corporate governance with a majority - independent, declassified Board of Directors and repeal of Stockholder Rights Plan (commonly referred to in the industry as a “poison pill”) Potential trading multiple expansion as investors recognize the value created through the Merger and Internalization. Internally managed peers trade at an average 14.3x price to 2023E AFFO multiple compared to current RTL and GNL average of 6.0x (5) 1. Please see Disclaimers at the front of this presentation for important information regarding as adjusted figures giving effect to the Merger and the Internalization. There can be no assurance that any of these projected synergies, value accretion estimates or combined future results of operations will be realized. 2. % accretion based on estimated Q4'23 annualized AFFO per share, which gives effect to Merger and Internalization. 3. Please see Disclaimers at back of this presentation for a definition of all non - GAAP measures and a reconciliation to the Company's most directly comparable GAAP. 4. Based on annualized SLR as of March 31, 2023. Refer to SLR definition included in the footnotes on slide 8. 5. Please see Disclaimers at the back of this presentation for a definition of AFFO. While we consider AFFO a useful indicator of our performance, we do not consider AFFO as an alternative to net income (loss) or as a measure of liquidity. Furthermore, other REITs may define AFFO differently than we do, including RTL. Projected AFFO per share data included in this presentation is for informational purposes only and should not be relied upon as indicative of future dividends or as a measure of future liquidity.

FINANCIAL DEFINITIONS 19 Non - GAAP Financial Measures This section discusses non - GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), Cash Net Operating Income (“Cash NOI”), and Constant Currency. While NOI is a property - level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight - line rent but AFFO does include this adjustment. A description of these non - GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below. Caution on Use of Non - GAAP Measures FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, Cash NOI, and Constant Currency should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non - GAAP measures. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly - titled measures presented by other REITs. We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful - life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.

FINANCIAL DEFINITIONS 20 Caution on Use of Non - GAAP Measures (cont’d) We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful - life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar which would not have occurred if there had been a constant exchange rate. Revenue from tenants on a Constant Currency basis is calculated by applying the average monthly currency rates from prior comparable period to Revenues from tenants from the applicable period. We believe that this measure provides investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of our underlying results and trends. Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations Funds From Operations Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT . FFO is not equivalent to net income or loss as determined under GAAP . We calculate FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non - controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.

FINANCIAL DEFINITIONS 21 Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations (Cont’d) Funds From Operations (Cont’d) Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT . FFO is not equivalent to net income or loss as determined under GAAP . We calculate FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non - controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition. The historical accounting convention used for real estate assets requires straight - line depreciation of buildings and improvements, and straight - line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

FINANCIAL DEFINITIONS 22 Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations (Cont’d) Core Funds From Operations In calculating Core FFO, we start with FFO, then we exclude certain non - core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non - core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non - cash write - offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write - offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non - core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Adjusted Funds From Operations In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non - cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non - cash income and expense items such as amortization of above - market and below - market leases intangibles, amortization of deferred financing costs, straight - line rent and equity - based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.

FINANCIAL DEFINITIONS 23 Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations (Cont’d) Adjusted Funds From Operations (cont’d) In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on - going performance. Further, under GAAP, certain contemplated non - cash fair value and other non - cash adjustments are considered operating non - cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

FINANCIAL DEFINITIONS 24 Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income, and Constant Currency. We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non - cash items and including our pro - rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on - going performance. Due to the increase in general and administrative expenses as a result of the 2023 proxy contest and related litigation as a portion of our total general and administrative expenses in the first quarter of 2023, we began including this adjustment to arrive at Adjusted EBITDA in order to better reflect our operating performance. Adjusted EBITDA for the fourth quarter of 2022 (the only prior period with these types of costs) has been conformed to this presentation. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

FINANCIAL DEFINITIONS 25 Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income, and Constant Currency. (Cont’d) NOI is a non - GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other noncash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity Cash NOI is a non - GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight - line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.

FINANCIAL DEFINITIONS 26 Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income, and Constant Currency. (Cont’d) Cash Paid for Interest is calculated based on the interest expense less non - cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar which would not have occurred if there had been a constant exchange rate. Revenue from tenants on a Constant Currency basis is calculated by applying the average monthly currency rates from prior comparable period to Revenues from tenants from the applicable period. We believe that this measure provides investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of our underlying results and trends.

NON – GAAP RECONCILIATIONS (Amounts in thousands) Three Months Ended March 31, 2023 March 31, 2022 EBITDA: Net loss $ (890) $ 1 0,541 Depreciation and amortization 3 7 ,029 3 9 ,889 Interest expense 2 6 ,965 2 4 ,123 Income tax expense 2,7 0 7 3,0 9 5 EBITDA 6 5,8 11 7 7,6 48 Impairment charges – 230 Equity based compensation 2,9 2 5 2,7 2 7 Acquisition, transaction and other costs 99 8 Gain on dispositions of real estate investments 1,6 5 6 (4,61 5 ) Other income (66) (29 5 ) Expense attributable to 2023 proxy contest and related litigation (2) 1,7 1 6 – Adjusted EBITDA (1) 7 2,1 41 7 5,7 03 Operating fees to related parties 1 0 ,101 1 0 ,076 General and administrative 5,6 6 0 3,8 9 4 Expenses attributable to 2023 proxy contest and related litigation (2) (1,71 6 ) – NOI 8 6,1 86 8 9,6 73 Amortization of above - and below - market leases and ground lease assets and liabilities, net 955 330 Straight - line rent (1,88 8 ) (2,85 3 ) Cash NOI $ 85,253 $ 8 7 , 150 Cash Paid for Interest: Interest Expense $ 26,965 $ 2 4,123 Non - cash portion of interest expense (2,08 5 ) (2,59 6 ) Amortization of mortgage discounts premiums, net (2 2 7) (2 5 1) Total Cash Paid for Interest $ 24,653 $ 2 1 , 276 27 1. 2. For the three months ended March 31, 2022 includes income from a lease termination fee of $0.3 million, which is recorded in revenue from tenants in the consolidated statement of operations. Amount relates to general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation. The Company does not consider these expenses to be part of its normal operating performance. Due to the increase in these expenses as a portion of its general and administrative expenses in the first quarter of 2023, the Company began including this adjustment to arrive at Adjusted EBITDA in order to better reflect its operating performance. The first quarter of 2022 did not have any of these expenses.

NON – GAAP RECONCILIATIONS (Amounts in thousands) Three Months Ended March 31, 2023 March 31, 2022 Funds from operations (FFO): Net (loss) income at t ribut a bl e to comm o n stockho l de r s (in a ccorda nc e w i th GAAP) $ (5,98 9 ) $ 5,4 8 3 Impairment charges – 230 De pr eciat io n an d a m ortizatio n 3 7 ,029 3 9 ,889 FFO (as defin ed b y NAREIT) at t ri butabl e to stockho lde rs (1) 31 , 040 4 5,6 02 Acq u i s i t io n , tr ansa ction an d oth er costs 9 9 8 Cor e FFO at t ri butabl e to stockho lde r s (1) 31 , 139 4 5,6 10 No n - cash equi t y base d compe nsatio n 2,9 2 5 2,7 2 7 No n - cash portio n o f intere s t ex pens e 2,0 8 5 2,5 9 6 Amor ti zatio n r elated to abov e - an d belo w - market lease intangib l es an d righ t - o f - use ass et s , ne t 95 5 330 Str aigh t - li n e r e n t (1,88 8 ) (2,85 3 ) Str aigh t - li n e r e n t (rent defer r al ag reeme nt ) (2) – (12 0 ) Eliminat e unre aliz ed gains o n foreign cu r rency tr ansa ctions (3) 2,6 4 7 (4,21 0 ) Amor ti zatio n o f mortgage disc oun t s 22 7 251 E x pense s at t ribut a bl e to 2 0 23 pro xy contest an d related litigat i o n (4) 1,7 1 6 – Adjust ed fund s fr om o p e r a tion s (AFFO) a t t r ib u t ab l e to sto ckho l d e r s (1) $ 3 9 , 806 $ 4 4 , 331 Basi c weigh t e d - ave r a g e shar e s outsta ndin g 10 3,7 83 10 3,5 96 Di l ut e d weigh t e d - ave r a g e shar e s outsta ndin g 10 3,7 83 10 3,5 96 Net (loss) income pe r share att ributable to comm o n stockho l de r s $ (0.06) $ 0.05 FFO pe r shar e $ 0. 3 0 $ 0. 4 4 Cor e FFO pe r share $ 0.30 $ 0.44 AFF O pe r share $ 0.38 $ 0.43 Div i de nd s declar e d $ 4 1 ,677 $ 4 1 ,566 increased its AFFO for this amount. 28 Revenue from tenants - Quarter Ended March 31, 2023 $ 9 4 ,332 Foreign currency translation impact (using average foreign currency exchange rates for the first quarter of 2022) 3,1 7 6 Revenue from Tenants (year over year constant currency adjusted): $ 9 7,5 08 (Amounts in thousands) 1. FFO, Core FFO and AFFO for the three months ended March 31, 2022 include income from a lease termination fee of $0.3 million, wh ich is recorded in revenue from tenants in the consolidated statement of operations. The termination fee of approximately $9.0 million which was paid by the tenant at the end of the lease term on January 4, 2022 was earned and record ed as income evenly over the period from September 3, 2021 through January 4, 2022. Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight - line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period for rent that was deferred, for purposes of AFFO, as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO. As of March 31, 202 3, the Company has collected all previously deferred rents. For AFFO purposes, we add back unrealized (gain) loss. For the three months ended March 31, 2023, the loss on derivative instruments was $1.7 million which consisted of unrealized losses of $2.6 million and realized gains of $0.9 million. For the three months ended March 31, 2022, the gain on derivative instruments was $4.6 million which consisted of unrealized gains of $4 .2 million and realized gains of $0.4 million. Amount relates to general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, 2. 3. 4.